Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com
April 17, 2020

Protalix BioTherapeutics, Inc.

2 Snunit Street, Science Park

P.O. Box 455

Carmiel 2161401, Israel

Re: Protalix BioTherapeutics, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of an aggregate of 35,208,846 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) consisting of (i) 17,604,423 shares of Common Stock (the “Outstanding Shares”) and (ii) 17,604,423 shares of Common Stock (the “Warrant Shares” and, together with the Outstanding Shares, the “Shares”) issuable upon exercise of warrants to initially purchase the Warrant Shares at an exercise price of $2.36 per share (the “Warrants”) issued to the Selling Stockholders pursuant to the Securities Purchase Agreements (as defined below). The Shares being registered under the Registration Statement will be offered by the Selling Stockholders from time to time as permitted under the provisions of Rule 415 under the Securities Act.

The Company is registering the resale of the Shares pursuant to its obligations under the Securities Purchase Agreements, dated as of March 11, 2020 and March 12, 2020 (the “Securities Purchase Agreements”), between the Company and the Selling Stockholders. The Outstanding Shares and the Warrant were issued to the Selling Stockholders in a private placement pursuant to the Securities Purchase Agreements.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement and the Securities Purchase Agreements.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Protalix BioTherapeutics, Inc.
April 17, 2020
Page Two

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to copies. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	The Outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable;

2.	The Warrants have been duly authorized and validly issued and are fully paid and non-assessable; and

3.	The Warrant Shares have been duly authorized and reserved for issuance upon exercise and, upon exercise of the Warrants, payment of the exercise price thereof and issuance and delivery in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We are opining only as to the matters expressly set forth herein and that no opinion should be inferred as to any other matter. Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

AP